Exhibit 10.14(ii)
FIFTH AMENDMENT TO OFFICE LEASE
This FIFTH AMENDMENT TO OFFICE LEASE (this "Fifth Amendment") is made and entered into as of November 18, 2019 ("Effective Date"), by and between SPF CHINA BASIN HOLDINGS, LLC, a Delaware limited liability company ("Landlord"), and LYFT, INC., a Delaware corporation ("Tenant").
R E C I T A L S :
A. Landlord and Tenant entered into that certain Office Lease dated April 8, 2016 (the "Original Lease"), whereby Landlord leases to Tenant and Tenant leases from Landlord those certain premises consisting of (i) approximately 25,783 rentable square feet of space ("RSF") located in Suite 3000 on the third (3rd) floor of the "Wharfside Building," located at 185 Berry Street, San Francisco, California ("Wharfside Building"), (ii)  approximately 26,514 RSF located in Suite 500 on the fifth (5th) floor of the "Berry Street Building" located at 185 Berry Street, San Francisco, California ("Berry Street Building"), and (iii) approximately 41,430 RSF located in Suite 590 on the fifth (5th) floor of the Berry Street Building (collectively, the "Original Premises").
B. Landlord and Tenant entered into that certain First Amendment to Office Lease dated September 27, 2017 (the "First Amendment"), pursuant to which Landlord leases to Tenant and Tenant leases from Landlord the “Expansion Premises” which includes certain space consisting of (i) approximately 57,692 RSF located in Suite 4000, on the fourth (4th) floor of the Wharfside Building (the "Phase 1 Expansion Premises"), and (ii) approximately 16,801 RSF, commonly known as Suite 550, on the fifth (5th) floor of the Berry Street Building (the "Phase 2 Expansion Premises").
C. Landlord and Tenant entered into that certain Second Amendment to Office Lease dated May 31, 2018 (the "Second Amendment"), pursuant to which Landlord leases to Tenant and Tenant leases from Landlord the "Additional Premises", containing 23,878 RSF comprised of (i)  Suite 3700, containing approximately 5,399 RSF on the 3rd floor of the Wharfside Building (the "Suite 3700 Premises"), (ii) Suite 6700, containing approximately 4,675 RSF on the 6th floor of the Wharfside Building (the "Suite 6700 Premises"), (iii) Suite 4700, containing approximately 7,625 RSF on the 4th floor of the Wharfside Building (the "Suite 4700 Premises"), and (iv) Suite 6600, containing approximately 6,179 RSF on the 6th floor of the Wharfside Building (the "Suite 6600 Premises").
D. Landlord and Tenant entered into that certain Third Amendment to Office Lease dated June 11, 2018 (the "Third Amendment"), pursuant to which Tenant leases Suite 400 containing approximately 85,591 RSF on the 4th floor of the Berry Building (the "Suite 400 Premises").
E. Landlord and Tenant entered into that certain Fourth Amendment to Office Lease dated September 24, 2018 (the “Fourth Amendment”), which, among other things, modified certain delivery and commencement dates related to the Phase 2 Expansion Premises and Suite 400 Premises. The Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, is referred to herein collectively as the "Lease". The Wharfside Building and Berry Street Building are each referred to herein as the "Building", and collectively as the "Buildings". The Original Premises, Expansion Premises, Additional Premises, and Suite 400 Premises, are referred to herein collectively as the “Existing Premises”.
F. Landlord and Tenant desire to further expand the Existing Premises to include the following spaces.
(i)  Suites 3800 (comprised of Suite 3800 containing 22,182 RSF and Suite S3801 containing 61 RSF) and 3512 (containing 2,185 RSF), containing approximately 24,428 RSF on the 3rd floor of the Wharfside Building (collectively, the "Suite 3800 and 3512 Premises"),
(ii) Suite 3515, containing approximately 6,925 RSF on the 3rd floor of the Wharfside Building (the "Suite 3515 Premises"), and

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(iii) Suite 3400, containing approximately 25,551 RSF on the 3rd floor of the Wharfside Building (the "Suite 3400 Premises").
G. The Suite 3800 and 3512 Premises, the Suite 3515 Premises, and the Suite 3400 Premises are delineated on Exhibit A attached hereto, and are referred to herein, collectively, as the "Fifth Amendment Premises". The Fifth Amendment Premises, in the aggregate, contain 56,904 RSF.
H. The term of the Lease with respect to (i) the portion of the Original Premises located in Suite 3000 in the Wharfside Building, and (ii) the Suite 3700 Premises (each of which are delineated on Exhibit A-1 and Exhibit A-2 attached hereto, and are referred to herein, collectively as, the “Lease Extension Premises”), is scheduled to expire on August 31, 2025. Landlord and Tenant desire to extend the Lease Term with respect to the Lease Extension Premises to be coterminous with the Fifth Amendment Premises Term (as defined in Section 3.1 below).
I. In addition, Landlord and Tenant desire to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.
A G R E E M E N T:
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Fifth Amendment.
2.Modification of Premises. Landlord represents that the rentable square footage of the Fifth Amendment Premises have been measured in accordance with BOMA (as defined in Section 1.4 of the Original Lease).
2.1.Suite 3800 and 3512 Premises and Suite 3515 Premises Commencement Date. The "Suite 3800 and 3512 Commencement Date" is the date that is six (6) months following the Suite 3800 and 3512 Delivery Date. As used herein, the "Suite 3800 and 3512 Delivery Date" shall mean the date on which Landlord delivers the Suite 3800 and 3512 Premises to Tenant in the condition required hereunder, which Suite 3800 and 3512 Delivery Date is anticipated to occur on December 1, 2019. Except as specifically set forth in the Work Letter attached hereto as Exhibit B (the "Fifth Amendment Premises Work Letter"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Suite 3800 and 3512 Premises, and Tenant shall accept the Suite 3800 and 3512 Premises in its presently existing, "as-is" condition. Effective upon the Suite 3800 and 3512 Commencement Date, the Premises shall be increased to include the Suite 3800 and 3512 Premises. Except as provided in this Fifth Amendment, effective as of the Suite 3800 and 3512 Commencement Date, the term "Premises" as used in the Lease shall mean, collectively, the Existing Premises and the Suite 3800 and 3512 Premises.
2.2.Suite 3515 Commencement Date. The "Suite 3515 Commencement Date" is the date that is six (6) months following the Suite 3515 Delivery Date. As used herein, the "Suite 3515 Delivery Date" shall mean the date on which Landlord delivers the Suite 3515 Premises to Tenant in the condition required hereunder, which Suite 3515 Delivery Date is anticipated to occur on December 1, 2019. Except as specifically set forth in the Fifth Amendment Premises Work Letter, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Suite 3515 Premises, and Tenant shall accept the Suite 3515 Premises in its presently existing, "as-is" condition. Effective upon the Suite 3515 Commencement Date, the Premises shall be increased to include the Suite 3515 Premises. Except as provided in this Fifth Amendment, effective as of the Suite 3515 Commencement Date, the term "Premises" as used in the Lease shall mean,

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collectively, the Existing Premises, the Suite 3800 and 3512 Premises (if previously delivered to Tenant in accordance with Section 2.1 above), and the Suite 3515 Premises.
2.3.Delayed Delivery of Suite 3515 Premises. Tenant acknowledges that Landlord may be required to delay the Suite 3515 Delivery Date to February 1, 2020, or later. If the Suite 3515 Delivery Date has not occurred as of March 1, 2020 (the “Outside Delivery Date”), Tenant shall have the right, on written notice to Landlord given at any time after the Outside Delivery Date and prior to the occurrence of the Suite 3515 Delivery Date, to terminate Tenant’s obligation to lease the Suite 3515 Premises. Upon delivery of such termination notice, Tenant’s obligation to lease the Suite 3515 Premises shall terminate, and neither Landlord nor Tenant shall have any further obligations with respect thereto, and the applicable provisions of this Fifth Amendment shall be appropriately adjusted to account for the fact that of the Suite 3515 Premises were never included in the Fifth Amendment Expansion Premises.
2.4.Suite 3400 Commencement Date. Tenant currently occupies the Suite 3400 Premises pursuant to a sublease (the “Suite 3400 Sublease”) dated February 23, 2016, between Dropbox, Inc. (“Dropbox”), as sublandlord, and Tenant, as subtenant. The Suite 3400 Sublease is scheduled to expire on January 31, 2023. The direct lease between Dropbox and Landlord (the “Dropbox Lease”) is scheduled to expire on February 28, 2023. Concurrently herewith, Landlord, Tenant and Dropbox are entering into an agreement to: (A) extend the term of the Suite 3400 Sublease solely with respect to the Suite 3400 Premises through February 28, 2023, (B) provide that Tenant shall have no obligation to surrender the Suite 3400 Premises upon the expiration of the Suite 3400 Sublease, and (C) Tenant shall have no obligation to remove any Alterations installed in the Suite 3400 Premises by Dropbox prior to commencement of the Suite 3400 Sublease nor to remove any alterations installed in the Suite 3400 Premises by Tenant during the term of the Suite 3400 Sublease. The “Suite 3400 Premises Commencement Date” shall occur immediately following such termination, i.e., March 1, 2023. Effective upon the Suite 3400 Commencement Date, the Premises shall be increased to include the Suite 3400 Premises. Except as specifically set forth in the Fifth Amendment Premises Work Letter, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Suite 3400 Premises, and Tenant shall accept the Suite 3400 Premises in its presently existing, "as-is" condition. Except as provided in this Fifth Amendment, effective as of the Suite 3400 Commencement Date, the term "Premises" as used in the Lease shall mean, collectively, the Existing Premises, the Suite 3800 and 3512 Premises, the Suite 3515 Premises (unless terminated as provided in Section 2.3, above), and the Suite 3400 Premises.
2.5.Lease Extension Premises Commencement Date. Tenant currently occupies the Lease Extension Premises pursuant to the Lease, as amended. The term of the Lease with respect to the Lease Extension Premises is scheduled to expire on August 31, 2025. The “Lease Extension Commencement Date” shall occur on September 1, 2025. Effective as of the Lease Extension Commencement Date, the Lease Extension Premises shall be deemed to contain 32,547 RSF. Except as specifically set forth in the Fifth Amendment Premises Work Letter, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Lease Extension Premises, and Tenant shall accept the Lease Extension Premises in its presently existing, "as-is" condition. Except as provided in this Fifth Amendment, effective as of the Lease Extension Commencement Date, the term "Premises" as used in the Lease shall mean, collectively, the Existing Premises, the Suite 3800 and 3512 Premises, the Suite 3515 Premises (unless terminated as provided in Section 2.3, above), the Suite 3400 Premises and the Lease Extension Premises. As of the date of this Amendment, Section 7 [3rd Floor Must-Take Space] of the Second Amendment is hereby deleted in its entirety and shall be of no further force or effect.
2.6.Beneficial Occupancy. Subject to the terms of this Section 2.6, if the Fifth Amendment Premises Improvements (as defined in Section 2.1 of the Fifth Amendment Premises Work Letter) in any applicable increment of the Fifth Amendment Premises are substantially completed prior to the applicable commencement date for the subject increment of the Fifth Amendment Premises, Tenant shall have the right thereafter to occupy such increment of the Fifth Amendment Premises prior to the applicable commencement date for the conduct of Tenant's business; provided that (i) Tenant shall give Landlord at least five (5) days' prior written notice of any occupancy of the applicable increment of the Fifth Amendment Premises for the conduct of Tenant's business, (ii) a temporary certificate of occupancy shall have been issued by the appropriate governmental authorities for the applicable increment of the Fifth Amendment Premises to be occupied for the conduct of Tenant's business should Tenant

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conduct any permittable Fifth Amendment Premises Improvements within such increment of the Fifth Amendment Premises, (iii) Tenant has delivered to Landlord satisfactory evidence of the insurance coverage required to be carried by Tenant in accordance with Article 10 of the Original Lease with respect to the applicable increment of the Fifth Amendment Premises, and (iv) except as provided hereinbelow, all of the terms and conditions of the Lease shall apply as though the applicable commencement date had occurred (although the applicable commencement date shall not actually occur until the occurrence of the same pursuant to the terms of the applicable Section 2.1, 2.2, 2.4 or 2.5) upon Tenant's commencement of the conduct of its business in the applicable increment of the Fifth Amendment Premises; provided, however, notwithstanding the foregoing, Tenant shall have no obligation to pay Base Rent attributable to the applicable increment of the Fifth Amendment Premises, or Tenant's Share of Direct Expenses attributable to the applicable increment of the Fifth Amendment Premises during any such period prior to the applicable commencement date that Tenant occupies such increment of the Fifth Amendment Premises.
2.7.Delivery. The Suite 3800 and 3512 Delivery Date, and the Suite 3515 Delivery Date, are each referred to herein as a “Delivery Date”. Tenant acknowledges that certain portions of the Fifth Amendment Premises are currently occupied by third parties. Landlord will use commercially reasonable efforts to cause the respective Delivery Dates to occur by December 1, 2019; provided, however, that following the scheduled expiration of any third party's lease, if such third parties do not timely vacate its premises, Landlord shall use commercially reasonable efforts to regain possession of the subject increment of the Fifth Amendment Premises. If Landlord is unable for any reason to deliver possession of any increment of the Fifth Amendment Premises to Tenant on any specific date, then Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of the Lease (as amended) or the obligations of Tenant hereunder except as expressly provided in Section 2.3, above with respect to the Suite 3515 Premises.
2.8.Re-Measurement. The Building, including the Existing Premises, the Suite 3400 Premises, and the Fifth Amendment Premises, were originally measured in accordance with the BOMA/ANSI Z65.1-1996 Standard Method for Measuring Floor Area in Office Buildings, as modified (“BOMA”). Landlord has recently completed the process of re-measuring such areas in accordance with the Standard Method of Measuring Floor Area in Office Buildings, ANSI Z65.1 – 2017 and its accompanying guidelines ("2017 BOMA"), as promulgated by the Building Owners and Managers Association. Attached hereto as Exhibit C is a certificate executed by Landlord’s architect certifying such re-measurement, and the RSF of the Fifth Amendment Premises has been adjusted to the revised measurement shown on such certificate, and all amounts under this Fifth Amendment calculated based on the RSF of such space have been modified as appropriate to account for the revised measurement. The RSF of the Suite 3400 Premises shall be amended effective as of the Suite 3400 Premises Commencement Date, and the RSF of the Lease Extension Premises shall be amended effective as of September 1, 2025, and all amounts under this Fifth Amendment calculated based on the RSF of the Suite 3400 Premises or the Lease Extension Premises, as the case may be, shall be then modified as appropriate to account for the revised measurement. The RSF of the remainder of the Existing Premises is also being re-measured, but Landlord and Tenant agree that such re-measurement shall not affect the Rent payable for the Existing Premises during the remainder of the existing Lease Term applicable to the Existing Premises (excluding the Lease Extension Premises). The Building contains 945,772 RSF as re-measured by Landlord in accordance with the 2017 BOMA.
3.Fifth Amendment Premises Term; Option Term.
3.1.Suite 3800 and 3512 Term. The term of the Lease of the Suite 3800 and 3512 Premises (the "Suite 3800 and 3512 Term") shall commence on the Suite 3800 and 3512 Commencement Date and shall expire on the last day of the 88th full calendar month after the Suite 3800 and 3512 Commencement Date (the “Fifth Amendment Premises Term”). Based on the estimated Suite 3800 and 3512 Delivery Date, the Fifth Amendment Premises Term is anticipated to commence on June 1, 2020, and continue through September 30, 2027.
3.2.Suite 3515 Term. The term of the Lease of the Suite 3515 Premises (the "Suite 3515 Term") shall commence on the Suite 3515 Commencement Date and shall expire coterminously with the Fifth Amendment Premises Term.

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3.3.Suite 3400 Term. The term of the Lease of the Suite 3400 Premises (the "Suite 3400 Term") shall commence on the Suite 3400 Commencement Date (i.e., March 1, 2023) and shall expire coterminously with the Fifth Amendment Premises Term.
3.4.Extension of Lease Extension Premises Term. The term of the Lease of the Lease Extension Premises (the "Lease Extension Premises Term") shall commence on the Lease Extension Commencement Date (i.e., September 1, 2025) and shall expire coterminously with the Fifth Amendment Premises Term.
3.5.Option Term. Separate and apart from the Option Term granted in the Original Lease with respect to the Existing Premises and in the Third Amendment with respect to the Suite 400 Premises, Landlord hereby grants to the Original Tenant and any Permitted Transferee Assignee, one (1) option to extend Tenant’s lease of the Fifth Amendment Premises and Lease Extension Premises (i.e., all of the Premises located on the 3rd floor of the Wharfside Building) for a period of five (5) years (the "Fifth Amendment Premises Option Term"), i.e., the period from October 1, 2027 to September 30, 2032 [subject to adjustment if the Fifth Amendment Premises Term does not actually expire on September 30, 2027]. The Fifth Amendment Premises Option Term may be exercised, or not exercised, at Tenant's option, independently of the Option Term(s) applicable to the Existing Premises (excluding the Lease Extension Premises) and the Suite 400 Premises, and irrespective of whether or not Tenant continues to lease the Existing Premises (excluding the Lease Extension Premises) or the Suite 400 Premises. Except as provided in this Section 3.5, the Fifth Amendment Premises Option Term shall be on the same terms and conditions as set forth in Section 2.2 of the Original Lease.
For the purposes of this Section 3.5, all references in Section 2.2 of the Original Lease or Exhibit F of the Original Lease, to: (i) the "initial Lease Term" shall be deemed to refer to the Fifth Amendment Premises Term, and (ii) the “Premises” shall refer solely to the Fifth Amendment Premises and the Lease Extension Premises. Tenant’s exercise of its right to lease the Fifth Amendment Premises and Lease Extension Premises shall be conditioned on Tenant continuing to occupy at least sixty-six and 67/100ths percent (66.67%) of the rentable square footage of the Fifth Amendment Premises and Lease Extension Premises.
In addition, Tenant’s exercise of the Option Term granted in the Original Lease with respect to the Existing Premises shall: (x) not be applicable to the Fifth Amendment Premises or the Lease Extension Premises, and (y) the requirement for Tenant to occupy at least sixty-six and 67/100ths percent (66.67%) of the rentable square footage of the Premises shall be deemed to only refer to the Existing Premises (excluding the Suite 400 Premises and the Lease Extension Premises).
4.Fifth Amendment Premises Base Rent. Commencing on the Suite 3800 and 3512 Commencement Date and continuing throughout the Fifth Amendment Premises Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Suite 3800 and 3512 Premises, the Suite 3515 Premises, the Suite 3400 Premises and the Lease Extension Premises as follows:

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Date:*	Annual Base Rent	Monthly Installment of Base Rent	Annual Rental Rate Per RSF	Square Footage
June 1, 2020 (i.e., Suite 3800 and 3512 Commencement Date) – the date immediately preceding the Suite 3515 Commencement Date	$2,345,088.00	$195,424.00	$96.00	24,428
Suite 3515 Commencement Date - May 31, 2021	$3,009,888.00	$250,824.00	$96.00	31,353
June 1, 2021 – May 31, 2022	$3,100,184.64	$258,348.72	$98.88	31,353
June 1, 2022 – February 28, 2023	$3,186,777.28	$265,564.77	$101.84	31,353
March 1, 2023 – May 31, 2023	$5,795,467.55	$482,955.63	$101.84	56,904
June 1, 2023 - May 31, 2024	$5,969,331.57	$497,444.30	$104.90	56,904
June 1, 2024 - May 31, 2025	$6,148,411.52	$512,367.63	$108.05	56,904
June 1, 2025 - August 31, 2025	$6,332,863.86	$527,738.66	$111.29	56,904
September 1, 2025 – May 31, 2026	$9,955,029.62	$829,585.80	$111.29	89,451
June 1, 2026 - May 31, 2027	$10,253,680.51	$854,473.38	$114.63	89,451
June 1, 2027 - September 30, 2027	$10,561,290.93	$880,107.58	$118.07	89,451
*Note: (1) If the Suite 3800 and 3512 Commencement Date occurs after June 1, 2020, then the dates on the foregoing chart shall be appropriately adjusted, and (2) if Tenant’s lease of Suite 3515 is terminated as provided in Section 2.3 above, then the square footage and rental amounts shall be appropriately adjusted.

5.Rent Abatement.
5.1.Suite 3800 and 3512 Premises. Provided that Tenant is not then in Default of the Lease, then Tenant shall have no obligation to pay the Base Rent and Tenant's Share of Direct Expenses otherwise attributable to the Suite 3800 and 3512 Premises during the first four (4) full calendar months following the Suite 3800 and 3512 Premises Commencement Date (the "Suite 3800 and 3512 Abatement Period"). Landlord and Tenant acknowledge that the total amount of the Base Rent component of such abatement equals $781,696.00 (i.e., $195,424.00 per month).
5.2.Suite 3515 Premises. Provided that Tenant is not then in Default of the Lease, then Tenant shall have no obligation to pay the Base Rent and Tenant's Share of Direct Expenses otherwise attributable to the Suite 3515 Premises during the first four (4) full calendar months following the Suite 3515 Commencement Date (the "Suite 3515 Abatement Period"). Landlord and Tenant acknowledge that the total amount of the Base Rent component of such abatement equals $221,600.00 (i.e., $55,400.00 per month).
5.3.Suite 3400 Premises. Provided that Tenant is not then in Default of the Lease, then Tenant shall have no obligation to pay the Base Rent and Tenant's Share of Direct Expenses otherwise attributable to the Suite 3400 Premises during the first two (2) full calendar months following the Suite 3400 Commencement Date (the "Suite 3400 Abatement Period"). Landlord and Tenant acknowledge that the total amount of the Base Rent component of such abatement equals $433,685.64 (i.e., $216,842.82 per month).

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5.4.Lease Extension Premises. Provided that Tenant is not then in Default of the Lease, then Tenant shall have no obligation to pay the Base Rent and Tenant's Share of Direct Expenses otherwise attributable to the Lease Extension Premises during the month of September 2025 (the "Suite 3000 and Suite 3700 Abatement Period"). Landlord and Tenant acknowledge that the total amount of the Base Rent component of such abatement equals $310,846.30.
6.Tenant's Share of Direct Expenses.
6.1.Suite 3800 and 3512 Premises. Except as specifically set forth in this Section 6.1, commencing on the expiration of the Suite 3800 and 3512 Abatement Period, Tenant shall pay Tenant's Share of Direct Expenses in connection with the Suite 3800 and 3512 Premises in accordance with the terms of Article 4 of the Lease, provided that with respect to the calculation of Tenant's Share of Direct Expenses in connection with the Suite 3800 and 3512 Premises, the following shall apply:
6.1.1Tenant's Share shall equal 2.5829%; and
6.1.2the Base Year shall be the calendar year 2020.
6.2.Suite 3515 Premises. Except as specifically set forth in this Section 6.2, commencing on the expiration of the Suite 3515 Abatement Period, Tenant shall pay Tenant's Share of Direct Expenses in connection with the Suite 3515 Premises in accordance with the terms of Article 4 of the Lease, provided that with respect to the calculation of Tenant's Share of Direct Expenses in connection with the Suite 3515 Premises, the following shall apply:
6.2.1Tenant's Share shall equal 0.7322%; and
6.2.2the Base Year shall be the calendar year 2020.
6.3.Suite 3400 Premises. Except as specifically set forth in this Section 6.3, commencing on the expiration of the Suite 3400 Abatement Period, Tenant shall pay Tenant's Share of Direct Expenses in connection with the Suite 3400 Premises in accordance with the terms of Article 4 of the Lease, provided that with respect to the calculation of Tenant's Share of Direct Expenses in connection with the Suite 3400 Premises, the following shall apply:
6.3.1Tenant's Share shall equal 2.7016%; and
6.3.2the Base Year shall be the calendar year 2020.
6.4.Lease Extension Premises. Except as specifically set forth in this Section 6.4, commencing on the expiration of the Suite 3000 and Suite 3700 Abatement Period, i.e., October 1, 2025, Tenant shall pay Tenant's Share of Direct Expenses in connection with the Lease Extension Premises in accordance with the terms of Article 4 of the Lease, provided that with respect to the calculation of Tenant's Share of Direct Expenses in connection with the Lease Extension Premises, the following shall apply:
6.4.1Tenant's Share shall equal 3.4413%; and
6.4.2the Base Year shall be the calendar year 2020.
7.Parking. In addition to Tenant's parking rights set forth in the Lease, effective as of each of the Suite 3800 and 3512 Commencement Date, the Suite 3515 Commencement Date, and the Suite 3400 Commencement Date Tenant shall be entitled to rent up to one (1) unreserved parking passes per 5,400 RSF of each such increment effective as of the commencement date of Tenant's lease of such increment (the "Fifth Amendment Parking Passes"). Tenant shall continue to have the right to parking with respect to the Lease Extension Premises

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as set forth in the Lease, which shall continue through the Fifth Amendment Premises Term. Except as set forth in this Section 7, Tenant’s lease of parking passes shall be in accordance with the provisions of Article 28 of the Lease.
8.Freight Elevator Shaft Space. Tenant acknowledges that there is an existing freight elevator and shaft running through portions of the Fifth Amendment Premises. Landlord may in the future elect to remove such elevator and shaft, and make the necessary improvements to the areas of the Building occupied by such elevator and shaft so as to create additional usable space in the Building (the "New Shaft Space"), all at Landlord's sole cost and expense. Tenant agrees that if Landlord does elect to create the New Shaft Space that such New Shaft Space shall be added to the Premises on the same terms and conditions applicable to the portion of the Premises that are immediately adjacent to the New Shaft Space. In connection with Tenant's lease of any New Shaft Space (i) the Lease Commencement Date for such space shall be the date which is four (4) months following the date on which such New Shaft Space is delivered to Tenant, and (ii) Tenant shall receive an improvement allowance equal to $80.00 per RSF of such New Shaft Space. Tenant shall pay Base Rent and Tenant's Share of Direct Expenses with respect to the New Shaft Space at the same rates per RSF as are applicable to the portion of the Premises to which each portion of the New Shaft Space is added.
9.Electrical; Riser. Landlord acknowledges and agrees that Section 6.1.2 of the Original Lease ["Landlord shall provide adequate electrical wiring and facilities for connection to Building standard ceiling mounted lighting fixtures and incidental use equipment, i.e., 5 watts of connected load per usable square foot, provided that Tenant's consumption of electricity does not exceed 2.4 watts/hour per usable square foot of the Premises per month, which electrical usage shall be subject to Applicable Laws and regulations, including Title 24."] shall apply to each increment of the Fifth Amendment Premises. Tenant shall have access to the vertical riser shaft space in the Building to install cabling reasonably necessary for the provision of telecommunication services to the Fifth Amendment Premises; provided, however that Tenant must use Landlord’s riser management vendor, and cabling must be tagged every four feet with appropriate identification tags. Tenant shall be required to remove all cabling serving the Fifth Amendment Premises upon the expiration or earlier termination of the Fifth Amendment Premises Term in accordance with Section 29.32 of the Original Lease.
10.Tenant's Dogs. Section 9 of the First Amendment is hereby deleted in its entirety and replaced with the following language: Effective as of:
(i)  the Phase 1 Expansion Commencement Date, the total number of Tenant's Dogs eligible to be brought into the Premises (including the Sublease Premises as part of the "Premises" for such purposes) that is not subject to a sublease agreement (or a sub-sublease agreement with respect to the Sublease Premises) shall not exceed sixty (60) dogs in the aggregate,
(ii)  the Phase 2 Expansion Commencement Date, the total number of Tenant's Dogs eligible to be brought into the Premises (including the Sublease Premises as part of the "Premises" for such purposes) that is not subject to a sublease agreement (or a sub-sublease agreement with respect to the Sublease Premises) shall not exceed sixty-five (65) dogs in the aggregate,
(iii)  the Suite 3800 and 3512 Commencement Date, the total number of Tenant's Dogs eligible to be brought into the Premises (including the Sublease Premises as part of the "Premises" for such purposes) that is not subject to a sublease agreement (or a sub-sublease agreement with respect to the Sublease Premises) shall not exceed seventy (70) dogs in the aggregate, and
(iv)  the Suite 3400 Commencement Date, the total number of Tenant's Dogs eligible to be brought into the Premises that is not subject to a sublease agreement shall not exceed seventy-five (75) dogs in the aggregate.
Except as set forth in this Section 10, the terms of Section 29.39 of the Original Lease shall continue to apply with respect to Tenant's dog rights.

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11.Removal Obligations. Notwithstanding any provision to the contrary set forth in the Lease, as of the Effective Date, the term "Tenant Improvements" within the definition of "Specialty Improvements" in Section 8.5 of the Original Lease, shall include any improvements constructed in the Fifth Amendment Premises, and accordingly, Tenant shall not be required to remove: (i) any such improvements upon the expiration or earlier termination of the Lease unless the same would constitute Specialty Improvements, nor (ii) any improvements constructed in connection with connecting the Existing Premises, the Fifth Amendment Premises and the Lease Extension Premises and the common corridor which Tenant intends to remove. In addition, in the event that, at the time Tenant requests Landlord's consent to any such improvements, if Tenant also requests in writing a determination of whether Landlord will require restoration and/or removal of the particular improvements or portions thereof for which consent is being requested upon expiration or any earlier termination of the Lease (as amended), Landlord shall so notify Tenant along with Landlord's consent (if such consent is given).
12.Letter of Credit. Tenant shall not be required to provide any additional letter of credit or security deposit in connection with this Fifth Amendment.
13.Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Fifth Amendment other than McCarthy Cook & Co. and Jones Lang LaSalle (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Fifth Amendment. Landlord shall pay the brokerage commissions owing to the Brokers in connection with the transaction contemplated by this Fifth Amendment pursuant to the terms of separate written agreements between Landlord and each of the Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Brokers. The terms of this Section 13 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.
14.CASp. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant that as of the date of this Fifth Amendment, and Tenant hereby acknowledges, that neither the Fifth Amendment Premises nor the Lease Extension Premises have undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." The terms of Section 16 of the First Amendment shall continue to apply with respect to the foregoing.
15.Third Party Approvals. Landlord shall be responsible, at Landlord’s sole cost and expense, for obtaining any third party approvals required for Landlord to enter into this Fifth Amendment, including, without limitation, the approval of HSBC Bank USA, National Association.
16.No Further Modification. Except as set forth in this Fifth Amendment, all of the terms and provisions of the Lease shall apply with respect to the Fifth Amendment Premises and shall remain unmodified and in full force and effect.
17.Counterparts and Electronic Signatures. This Fifth Amendment may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute a single instrument. Further, the parties agree that this Fifth Amendment may be signed and/or transmitted by electronic mail of a .PDF document or electronic signature (e.g., DocuSign or similar electronic signature technology) and thereafter

CHINA BASIN Fifth Amendment Lyft, Inc.
9

maintained in electronic form, and that such electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party's hand-written signature. The parties further consent and agree that the electronic signatures appearing on this Fifth Amendment shall be treated, for purpose of validity, enforceability and admissibility, the same as hand-written signatures.
[signatures follow on next page]

CHINA BASIN Fifth Amendment Lyft, Inc.
10

IN WITNESS WHEREOF, this Fifth Amendment has been executed as of the day and year first above written.

"Landlord":

SPF CHINA BASIN HOLDINGS, LLC,
a Delaware limited liability company
By: SPF China Basin Acquisition, LLC,
a Delaware limited liability company
Managing Member
By: Commingled Pension Trust Fund (Strategic Property)
of JPMorgan Chase Bank, N.A.,
Sole Member
By: JPMorgan Chase Bank, N.A., Trustee
By: /s/ Karen M. Wilbrecht
Karen M. Wilbrecht,
Executive Director
Date:  11/20/19

"Tenant":

LYFT, INC.,
a Delaware corporation

By: /s/ Brian Roberts

Name: Brian Roberts
Its: CFO

Date:  11/19/2019

CHINA BASIN Fifth Amendment Lyft, Inc.
11

EXHIBIT A-1 and EXHIBIT A-2
CHINA BASIN
OUTLINE OF FIFTH AMENDMENT PREMISES
This Exhibit A-1 and Exhibit A-2 is referenced in the Recital G of that certain Fifth Amendment to Office Lease dated as of November ___, 2019, by and between SPF CHINA BASIN HOLDINGS, LLC, a Delaware limited liability company, and LYFT, INC., a Delaware corporation.

# EXHIBIT A-1
# FIFTH AMENDMENT PREIMISES
# 56,904 RSF

45 44 43 42 41 40 39 38 37 36 35 3433 32 31 30 29 28 27 26 2524 23 22 21 20 19 18 17 16 15 14 13 1211 10 9 8 7 6 5 4 3 2 1
F
E
D
C
B
A
45 44 43 42 41 40 39 38 37 36 35 3433 32 31 30 29 28 27 26 2524 23 22 21 20 19 18 17 16 15 14 13 1211 10 9 8 7 6 5 4 3 2 1

# EXHIBIT A-2
# LEASE EXTENSION PREMISES
# 32,547 RSF

45 44 43 42 41 40 39 38 37 36 35 34 33 32 31 30 29 28 27 26 25 24 23 22 21 20 19 18 17 16 15 14 13 12 11 10 9 8 7 6 5 4 3 2 1
F E D C B A

Landlord's initials /s/ K.W.	Tenant's initials _______________
EXHIBIT A-1 and EXHIBIT A-2	CHINA BASIN Fifth Amendment Lyft, Inc.
1

EXHIBIT B
CHINA BASIN
FIFTH AMENDMENT PREMISES WORK LETTER
This Exhibit B is referenced in Section 2.1 of that certain Fifth Amendment to Office Lease dated as of November ____, 2019, by and between SPF CHINA BASIN HOLDINGS, LLC, a Delaware limited liability company, and LYFT, INC., a Delaware corporation.
This Fifth Amendment Premises Work Letter shall set forth the terms and conditions relating to the construction of improvements in the Fifth Amendment Premises. This Fifth Amendment Premises Work Letter is essentially organized chronologically and addresses the issues of the construction of the Fifth Amendment Premises, in sequence, as such issues will arise during the actual construction of the Fifth Amendment Premises. All references in this Fifth Amendment Premises Work Letter to Sections of "this Fifth Amendment Premises Work Letter" shall mean the relevant portions of Sections 1 through 5 of this Fifth Amendment Premises Work Letter. Unless context indicates otherwise, all references in this Fifth Amendment Premises Work Letter to "Premises" shall mean the Fifth Amendment Premises; provided, however, that Tenant shall be permitted to perform improvements in the Lease Extension Premises as well.
SECTION 1
DELIVERY OF THE FIFTH AMENDMENT PREMISES
1.1 Delivery of the Suite 3800 and 3512 Premises, and the Suite 3515 Premises. On or before each of the Suite 3800 and 3512 Delivery Date, and the Suite 3515 Delivery Date, Landlord shall deliver the applicable portion of the Suite 3800 and 3512 Premises to Tenant, and the Suite 3515 Premises to Tenant, and Tenant shall accept the Suite 3800 and 3512 Premises, and the Suite 3515 Premises from Landlord in its presently existing, "as-is" condition as of the date of this Fifth Amendment; provided, however, (i) Landlord shall deliver the Suite 3800 and 3512 Premises, and the Suite 3515 Premises with the plumbing, electrical systems, fire sprinkler system, lighting, air conditioning and heating systems and all other Building systems serving the Suite 3800 and 3512 Premises, and the Suite 3515 Premises in good operating condition and repair and any failure of such systems to be in such condition on delivery shall not be a default under the Lease (as amended), but shall be promptly remedied by Landlord at Landlord's sole cost and expense, (ii) the Suite 3800 and 3512 Premises, and the Suite 3515 Premises shall be free of any prior tenant’s personal property and free of any material damage caused by such prior tenant’s occupancy or vacation, and (iii) Landlord shall provide the Fifth Amendment Premises Allowance applicable to the Suite 3800 and 3512 Premises, and the Suite 3515 Premises in accordance with the terms of this Work Letter. Landlord shall provide not less than thirty (30) days prior notice of each applicable Delivery Date. Notwithstanding anything to the contrary set forth herein, Landlord shall, at Landlord's sole cost, using Building standard methods, materials and finishes, install Building standard window shades on the perimeter windows of the Suite 3800 and 3512 Premises, and the Suite 3515 Premises.
1.2 Delivery of the Suite 3400 Premises; Lease Extension Premises. Tenant acknowledges that Tenant is currently in occupancy of the Suite 3400 Premises pursuant to the Suite 3400 Sublease, and that Tenant will continue to occupy the Suite 3400 Premises as of the Suite 3400 Commencement Date. Tenant shall continue to accept the Suite 3400 Premises in their then existing “as-is” condition, and except for the Fifth Amendment Premises Allowance granted under this Tenant Work Letter, Landlord shall have no obligation to provide or pay for any improvements or modifications to the Suite 3400 Premises. With respect to the Lease Extension Premises, Tenant will have been in occupancy of the Lease Extension Premises in accordance with the Lease, as amended hereby, and Tenant shall continue to accept the Lease Extension Premises in its then existing “as-is” condition, and,

Landlord's initials /s/ K.W.	Tenant's initials _______________
EXHIBIT B	CHINA BASIN Fifth Amendment Lyft, Inc.

except for the Fifth Amendment Premises Allowance granted under this Tenant Work Letter, Landlord shall have no obligation to provide or pay for any improvements to the Lease Extension Premises.
1.3 Compliance. Notwithstanding the foregoing, in connection with Tenant's construction of the "Fifth Amendment Premises Improvements" (as defined in Section 2.1 below), Landlord shall be responsible, at Landlord's sole cost and expense, to the extent such compliance is required in order to allow Tenant to obtain a certificate of occupancy, or its legal equivalent, for the Fifth Amendment Premises for general office use, to cause the "path of travel" to the Fifth Amendment Premises (i.e., the most direct route through the Common Areas of the Building starting from the main entrance of the Building (Lobby 4) and ending at the entrance to the Fifth Amendment Premises) to comply with applicable building codes and other governmental laws, ordinances and regulations related to handicap access and use, as enacted and enforced as of the Suite 3800 and 3512 Commencement Date, including but not limited to building codes and other governmental laws, ordinances and regulations enacted in conformity with Title 24 accessibility standards and the Americans with Disabilities Act (collectively, the "ADA"), and (ii) to perform all work necessary to the Base Building and the Common Areas (including any restrooms currently located in the Common Area which will become part of the Fifth Amendment Expansion Premises) to cause such areas to comply with applicable building codes and other governmental laws, ordinances and regulations, as enacted and enforced as of the Suite 3800 and 3512 Commencement Date, including but not limited to building codes and other governmental laws, ordinances and regulations enacted in conformity with the ADA (collectively, the "Code Work").
SECTION 2
IMPROVEMENTS
2.1 Fifth Amendment Premises Improvement Allowance. Tenant shall be entitled to a one-time improvement allowance (the "Fifth Amendment Premises Improvement Allowance") in the amount of (i) $45.00 per RSF of the Suite 3800 and 3512 Premises (i.e., $1,099,260.00), (ii) $45.00 per RSF of the Suite 3515 Premises (i.e., $311,625.00), (iii) $5.00 per RSF of the Suite 3400 Premises (i.e., $127,755.00), and (iv) $5.00 per RSF of the Suite 3700 Premises (i.e., $27,480.00), for the costs relating to the initial design and construction of the improvements, which are permanently affixed to the Fifth Amendment Premises (the "Fifth Amendment Premises Improvements"). Tenant shall not receive any improvement allowance for the Suite 3000 Premises. The Fifth Amendment Premises Improvement Allowance shall all be available as of the date hereof, and may be used by Tenant for improvements in any portion of the Fifth Amendment Premises and the Lease Extension Premises. In addition (and not as part of the Fifth Amendment Premises Improvement Allowance), Landlord shall provide up to $0.15 per rentable square foot of the Suite 3800 and 3512 Premises and Suite 3515 Premises towards the cost of preliminary space plans for the Fifth Amendment Premises ("Landlord's Drawing Contribution"). There shall be no Landlord’s Drawing Contribution with respect to the Suite 3400 Premises or the Lease Extension Premises. Tenant may utilize any part of the Fifth Amendment Premises Improvement Allowance in any portion of the Fifth Amendment Premises, or other Premises leased by Tenant. Landlord shall not be obligated to pay a total amount which exceeds the Fifth Amendment Premises Improvement Allowance and Landlord's Drawing Contribution. Notwithstanding the foregoing or any contrary provision of the Lease, all Fifth Amendment Premises Improvements shall be deemed Landlord's property under the terms of the Lease. Any unused portion of the Fifth Amendment Premises Improvement Allowance remaining (and not otherwise designated as a Base Rent credit pursuant to Section 2.2.1.9 below) as of the last day of the eighteenth (18th) full calendar month following the Suite 3800 and 3512 Premises Commencement Date, shall remain with Landlord and Tenant shall have no further right thereto (the "Outside Allowance Date").
2.2 Disbursement of the Fifth Amendment Premises Improvement Allowance.

Landlord's initials /s/ K.W.	Tenant's initials _______________
EXHIBIT B	CHINA BASIN Fifth Amendment Lyft, Inc.

2.2.1 Fifth Amendment Premises Improvement Allowance Items. Except as otherwise set forth in this Fifth Amendment Premises Work Letter, the Fifth Amendment Premises Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process, including, without limitation, Landlord's receipt of invoices for all costs and fees described herein) only for the following items and costs (collectively the "Fifth Amendment Premises Improvement Allowance Items"):
2.2.1.1   Payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Fifth Amendment Premises Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Fifth Amendment Premises Work Letter, and the cost of computer and telecommunication cabling, reasonably incurred by Tenant, which payment for the foregoing items in this Section 2.2.1.1 shall not exceed an aggregate amount equal to $4.00 per rentable square foot of the entire Fifth Amendment Premises;
2.2.1.2   The payment of plan check, permit and license fees relating to construction of the Fifth Amendment Premises Improvements;
2.2.1.3   The cost of construction of the Fifth Amendment Premises Improvements, including, without limitation, costs of installing submeters to monitor the electricity usage in the Fifth Amendment Premises pursuant to Section 6.1.2 of the Original Lease, testing and inspection costs, after-hours and above-standard freight elevator usage, hoisting and trash removal costs, and contractors' fees and general conditions;
2.2.1.4   Other than the Code Work which is Landlord's responsibility as outlined in Section 1.3 above, the cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith, but excluding any costs that are Landlord's obligation pursuant to the terms of Section 1 of this Fifth Amendment Premises Work Letter;
2.2.1.5   The cost of any changes to the Construction Drawings or Fifth Amendment Premises Improvements required by all applicable building codes (the "Code"), but excluding any costs that are Landlord's obligation pursuant to the terms of Section 1 of this Fifth Amendment Premises Work Letter;
2.2.1.6   The cost of the "Coordination Fee," as that term is defined in Section 4.2.2.1 of this Fifth Amendment Premises Work Letter;
2.2.1.7   Sales and use taxes;
2.2.1.8 All other costs to be expended by Landlord in connection with the construction of the Fifth Amendment Premises Improvements; and
2.2.1.9   Following the completion of the Fifth Amendment Premises Improvements and prior to the Outside Allowance Date, Tenant shall have the right, exercisable by written notice to Landlord, to elect to use the unused amount of the Fifth Amendment Premises Improvement Allowance to receive a credit against future installments of monthly Base Rent coming due under the Lease, as amended; provided, however, the total amount of such Base Rent credit shall not exceed Five Dollars ($5.00) per RSF of the Fifth Amendment Premises, and, as determined on a monthly installment basis, such credit shall not exceed fifty percent (50%) of the Base Rent otherwise due and owing for such month. Any Base Rent credit under this Section 2.2.1.9 shall be applied to the Base Rent due promptly following the expiration of the Suite 3800 and 3512 Premises Abatement Period.

Landlord's initials /s/ K.W.	Tenant's initials _______________
EXHIBIT B	CHINA BASIN Fifth Amendment Lyft, Inc.

2.2.2 Disbursement of Fifth Amendment Premises Improvement Allowance. At Tenant's option, Landlord shall (i) make a lump sum disbursement of the Fifth Amendment Premises Improvement Allowance for the Fifth Amendment Premises Improvement Allowance Items, following completion of the Fifth Amendment Premises Improvements and Landlord's receipt of the items specified below applicable to release of the "Final Retention" or (ii) make multiple disbursements, not more than once per month, of the Fifth Amendment Premises Improvement Allowance for Fifth Amendment Premises Improvement Allowance Items and shall authorize the release of monies as follows. Tenant shall make such election by delivery of notice to Landlord prior to requesting any disbursement of the Fifth Amendment Premises Improvement Allowance.
2.2.2.1   Monthly Disbursements. If Tenant elects to receive multiple disbursements of the Fifth Amendment Premises Improvement Allowance, on or before the twentieth (20th) day of any calendar month, during the construction of the Fifth Amendment Premises Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the "Contractor," as that term is defined in Section 4.1.1 of this Fifth Amendment Premises Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Fifth Amendment Premises Improvements in the Fifth Amendment Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in Section 4.1.2 of this Fifth Amendment Premises Work Letter, for labor rendered and materials delivered to the Fifth Amendment Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 and 8138; and (iv) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Thereafter, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention"), and (B) the balance of any remaining available portion of the Fifth Amendment Premises Improvement Allowance (not including the Final Retention), provided that Landlord does not reasonably dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.
2.2.2.2   Final Retention. Subject to the provisions of this Fifth Amendment Premises Work Letter, a check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Fifth Amendment Premises Improvements, provided that (i) Tenant delivers to Landlord properly executed mechanic's lien releases in compliance with both California Civil Code Section 8134 and Section 8138, (ii) Landlord has reasonably determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building, and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Fifth Amendment Premises Improvements has been substantially completed.
2.2.2.3   Other Terms. Landlord shall only be obligated to make disbursements from the Fifth Amendment Premises Improvement Allowance to the extent costs are incurred by Tenant for Fifth Amendment Premises Improvement Allowance Items.
2.3 Building Standards. Landlord has established or may establish specifications for certain Building standard components to be used in the construction of the Fifth Amendment Premises Improvements in the Fifth Amendment Premises. The quality of Fifth Amendment Premises Improvements shall be equal to or of greater

Landlord's initials /s/ K.W.	Tenant's initials _______________
EXHIBIT B	CHINA BASIN Fifth Amendment Lyft, Inc.

quality than the quality of such Building standards, provided that Landlord may, at Landlord's option, require the Fifth Amendment Premises Improvements to comply with certain Building standards. Landlord may make changes to said specifications for Building standards from time to time upon no less than thirty (30) days prior written notice to Tenant; provided, however, such changes shall not apply to any elements of the Fifth Amendment Premises Improvements that were previously approved by Landlord.
2.4 Removal Requirements. Tenant's removal requirements with respect to the Fifth Amendment Premises Improvements are set forth in Section 8.5 of the Original Lease, as amended by Section 11 of this Fifth Amendment, including Tenant's right to request that Landlord waive certain removal requirements pursuant to the terms thereof.
SECTION 3
CONSTRUCTION DRAWINGS
3.1 Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner designated by Tenant and reasonably approved by Landlord (the "Architect") to prepare the "Construction Drawings," as that term is defined in this Section 3.1. Landlord hereby approves Studio as the Architect. Tenant shall retain the engineering consultants designated by Tenant and reasonably approved by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Fifth Amendment Premises, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." Tenant acknowledges that a concrete masonry shear wall exists on the west demising wall of the Fifth Amendment Premises. Any penetrations of the shear wall will require structural engineering review, and the Construction Drawings shall include any shear replacement values. Any and all such costs shall be payable by Tenant subject to reimbursement from the Fifth Amendment Premises Improvement Allowance. All Construction Drawings shall be subject to Landlord's approval, such approval not to be unreasonably withheld, conditioned or delayed. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in the Lease (as amended) shall specifically apply to the Construction Drawings.
3.2 Final Space Plan. Tenant shall supply Landlord with one PDF copy signed by Tenant of its final space plan for the Fifth Amendment Premises. The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Such Final Space Plan shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, without limitation as to other reasonable grounds for withholding consent, it shall be deemed reasonable for Landlord to withhold its consent to any proposed Fifth Amendment Premises Improvements or aspect of the Final Space Plan in the event the same (i) require, or might reasonably require, or give rise to governmentally required changes to the Base Building, (ii) have an adverse effect on the structural integrity of the Building; (iii) are not in compliance with Code; (iv) have an adverse effect on the systems and equipment of the Building; (v) have an effect on the exterior appearance of the Building; or (vi) cause unreasonable interference with the normal and customary office operations of any other tenant in the Building

Landlord's initials /s/ K.W.	Tenant's initials _______________
EXHIBIT B	CHINA BASIN Fifth Amendment Lyft, Inc.

(individually or collectively, a "Design Problem"). Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Fifth Amendment Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require. If Landlord fails to notify Tenant of Landlord's approval or disapproval of any such Final Space Plan within such five (5) business day period, Tenant shall have the right to provide Landlord with a second written request for approval (a "Second Request") that specifically identifies the Final Space Plan and contains the following statement in bold and capital letters: "THIS IS A SECOND REQUEST FOR APPROVAL PURSUANT TO THE PROVISIONS OF SECTION 3.2 OF THE WORK LETTER ATTACHED TO THE FIFTH AMENDMENT TO LEASE. IF LANDLORD FAILS TO RESPOND WITHIN THREE (3) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN LANDLORD SHALL BE DEEMED TO HAVE APPROVED THE FINAL SPACE PLAN." If Landlord fails to respond to such Second Request within three (3) business days after receipt by Landlord, the Final Space Plan in question shall be deemed approved by Landlord.
3.3 Final Working Drawings. After the Final Space Plan has been approved (or deemed approved) by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, fire-suppression system requirements, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Fifth Amendment Premises, to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Fifth Amendment Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval; however, Tenant shall have the ability to submit architectural and engineered drawings at separate times, all subject to the timelines outlined below. Tenant shall supply Landlord with one (1) copy signed by Tenant (and three (3) additional unsigned copies as necessary for review) of such Final Working Drawings. Such Final Working Drawings shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, without limitation as to other reasonable grounds for withholding consent, it shall be deemed reasonable for Landlord to withhold its consent to any proposed Fifth Amendment Premises Improvements or aspect of the Final Working Drawings in the event the same causes a Design Problem. Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of the Final Working Drawings for the Fifth Amendment Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Working Drawings to be revised in accordance with such review and any disapproval of Landlord in connection therewith. If Landlord fails to notify Tenant of Landlord's approval or disapproval of any such Final Working Drawings within such ten (10) business day period, Tenant shall have the right to provide Landlord with a second written request for approval (a "Working Drawing Second Request") that specifically identifies the Final Working Drawings and contains the following statement in bold and capital letters: "THIS IS A SECOND REQUEST FOR APPROVAL PURSUANT TO THE PROVISIONS OF SECTION 3.3 OF THE WORK LETTER ATTACHED TO THE FIFTH AMENDMENT TO LEASE. IF LANDLORD FAILS TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN LANDLORD SHALL BE DEEMED TO HAVE APPROVED THE FINAL WORKING DRAWINGS." If Landlord fails to respond to such Working Drawing Second Request within five (5) business days after receipt by Landlord, the Final Working Drawings in question shall be deemed approved by Landlord. Subject to Landlord's obligation to perform the Code Work, if the Final Working Drawings or any amendment thereof or supplement thereto shall require alterations in the Base Building (as contrasted with the Fifth Amendment Premises Improvements), and if Landlord in its sole and exclusive discretion agrees to any such alterations, and notifies Tenant of the need and cost for such alterations, then Tenant may elect to either: (i) value engineer the Final Working Drawings so as to reduce or eliminate such cost, or (ii) pay the cost of such required changes in advance

Landlord's initials /s/ K.W.	Tenant's initials _______________
EXHIBIT B	CHINA BASIN Fifth Amendment Lyft, Inc.

upon receipt of notice thereof, and if Tenant elects to pay such costs for the required change, then Tenant shall also pay all direct architectural and/or engineering fees in connection with such Base Building changes, plus one and one-half percent (1½%) of such direct costs for Landlord's servicing and overhead.
3.4 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of construction of the Fifth Amendment Premises Improvements by Tenant. After approval (or deemed approval) by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Fifth Amendment Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed.
3.5 Tenant’s Plans. Landlord acknowledges and agrees that any architectural plans, layouts, and drawings (individually and collectively, "Lyft Drawings") may be used by Landlord solely in connection with and for the build-out of the Fifth Amendment Premises and future reference or use as may be required in the normal course of owning and operating a commercial office building, and for no other purpose. Nothing in the Lease or this Fifth Amendment shall be construed as granting any rights under any copyright or other intellectual property right of any nature of Tenant in and to the Lyft Drawings, and Landlord acknowledges that Landlord has no ownership rights to the Lyft Drawings.
3.6 Change Orders. In the event Tenant desires to make any material changes to the Approved Working Drawings, Tenant shall deliver written notice (the "Drawing Change Notice") of the same to Landlord (which Landlord may require to be on a standard AIA Change Order form), setting forth in detail the proposed changes (the "Tenant Change") Tenant desires to make to the Approved Working Drawings. Within three (3) business days following receipt of a Drawing Change Notice, Landlord shall deliver written notice to Tenant of either (i) Landlord's approval of the proposed Tenant Change, or (ii) its disapproval of the proposed Tenant Change (not to be unreasonably withheld, conditioned or delayed, in accordance with Landlord's rights under Section 3.3 of this Fifth Amendment Premises Work Letter) specifying in reasonably sufficient detail the reasons for Landlord's disapproval. If Landlord fails to notify Tenant of Landlord's approval or disapproval of any such Tenant Change within such three (3) business day period, Tenant shall have the right to provide Landlord with a second written request for approval (a "Tenant Change Second Request") that specifically identifies the Tenant Change and contains the following statement in bold and capital letters: "THIS IS A SECOND REQUEST FOR APPROVAL PURSUANT TO THE PROVISIONS OF SECTION 3.6 OF THE WORK LETTER ATTACHED TO THE FIFTH AMENDMENT TO LEASE. IF LANDLORD FAILS TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN LANDLORD SHALL BE DEEMED TO HAVE APPROVED THE TENANT CHANGE." If Landlord fails to respond to such Tenant Change Second Request within five (5) business days after receipt by Landlord, the Tenant change in question shall be deemed approved by Landlord. Tenant shall pay all additional costs and fees, if any, attributable to such Tenant Change, subject to application of the Fifth Amendment Premises Improvement Allowance.
SECTION 4
CONSTRUCTION OF THE FIFTH AMENDMENT PREMISES IMPROVEMENTS
4.1 Tenant's Selection of Contractors.

Landlord's initials /s/ K.W.	Tenant's initials _______________
EXHIBIT B	CHINA BASIN Fifth Amendment Lyft, Inc.

4.1.1 The Contractor. A general contractor shall be retained by Tenant to construct the Fifth Amendment Premises Improvements. Such general contractor ("Contractor") shall be selected by Tenant and reasonably approved by Landlord. Landlord hereby approves NOVO Construction as the Contractor.
4.1.2 Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval. All of Tenant's Agents retained directly by Tenant shall all be union labor in compliance with the then existing master labor agreements.
4.2 Construction of Fifth Amendment Premises Improvements by Tenant's Agents.
4.2.1 Construction Contract; Cost Budget. Tenant shall engage the Contractor under a contract in a form reasonably approved by Landlord (collectively, the "Contract"). Landlord's failure to respond to Tenant's request for approval of the Contract within five (5) business days shall constitute Landlord's deemed approval of the Contract. Prior to the commencement of the construction of the Fifth Amendment Premises Improvements, Tenant shall provide a copy of the Contract to Landlord for its records. In addition, prior to the commencement of the construction of the Fifth Amendment Premises Improvements, and after Tenant has accepted all bids for the Fifth Amendment Premises Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.9, above, in connection with the design and construction of the Fifth Amendment Premises Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the "Final Costs").
4.2.1.1 Intentionally Deleted.
4.2.1.2 Lump Sum Disbursement Option. If Tenant elects to receive a lump sum disbursement of the Fifth Amendment Premises Improvement Allowance pursuant to Section 2.2.2 above, then Tenant shall be solely responsible for the timely payment of all Final Costs (subject to reimbursement from the Fifth Amendment Premises Improvement Allowance pursuant to Section 2.2.2 above), and in the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Fifth Amendment Premises Improvements shall change, any additional costs necessary to such design and construction in excess of the Fifth Amendment Premises Improvement Allowance, shall be paid by Tenant out of its own funds.
4.2.2 Tenant's Agents.
4.2.2.1   Landlord's General Conditions for Tenant's Agents and Improvement Work. Tenant's and Tenant's Agent's construction of the Fifth Amendment Premises Improvements shall comply with the following: (i) the Fifth Amendment Premises Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant's Agents shall submit schedules of all work relating to the Fifth Amendment Premises Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord's Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Fifth Amendment Premises Work Letter, including, without limitation, the construction of the Fifth Amendment Premises Improvements. Tenant shall pay a logistical coordination fee (the "Coordination Fee") to Landlord in an amount equal to the product of (A) one and one-half percent (1.5%), and (B) the total amount of the hard costs of the Fifth Amendment Premises Improvements,

Landlord's initials /s/ K.W.	Tenant's initials _______________
EXHIBIT B	CHINA BASIN Fifth Amendment Lyft, Inc.

which Coordination Fee shall be for services relating to the coordination of the construction of the Fifth Amendment Premises Improvements.
4.2.2.2   Indemnity. Tenant's indemnity of Landlord as set forth in the Lease (as amended) shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Fifth Amendment Premises Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease (as amended), shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts (including execution of any documents pursuant to the last two sentences of Section 4.3 below) reasonably necessary (i) to permit Tenant to complete the Fifth Amendment Premises Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Fifth Amendment Premises. The foregoing indemnity shall not apply to claims to the extent caused by the willful misconduct of Landlord, its member partners, shareholders, officers, directors, or employees.
4.2.2.3   Requirements of Tenant's Agents. Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Fifth Amendment Premises Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Suite 3800 and 3512 Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Fifth Amendment Premises Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Fifth Amendment Premises Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.
4.2.2.4   Insurance Requirements.
4.2.2.4.1  General Coverages. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease (as amended).
4.2.2.4.2  Special Coverages. Tenant shall cause its general contractor to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Fifth Amendment Premises Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Fifth Amendment Premises Improvements shall be insured by Tenant pursuant to the Lease (as amended) immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $5,000,000 per incident, $5,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in the Lease (as amended).
4.2.2.4.3  General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Fifth Amendment

Landlord's initials /s/ K.W.	Tenant's initials _______________
EXHIBIT B	CHINA BASIN Fifth Amendment Lyft, Inc.

Premises Improvements and before the Contractor's equipment is moved onto the site. Tenant will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Fifth Amendment Premises Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Fifth Amendment Premises Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Fifth Amendment Premises Work Letter.
4.2.3 Governmental Compliance. The Fifth Amendment Premises Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations (specifically including, without limitation, any OSHA requirements) as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications. In the event any of the Fifth Amendment Premises Improvements require or give rise to governmentally required changes to the Base Building (specifically including, without limitation, the installation of any venting or other air-removal/circulation system), then Landlord shall notify Tenant of the need and cost for such changes, and Tenant may elect to either: (A) value engineer the Final Working Drawings so as to reduce or eliminate such cost, (B) pay the cost of such required changes in advance upon receipt of notice thereof, and if Tenant elects to pay such costs for the required change, then Tenant shall also pay all direct architectural and/or engineering fees in connection with such Base Building changes, plus one and one-half percent (1½%) of such direct costs for Landlord's servicing and overhead.
4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Fifth Amendment Premises Improvements at all times, provided however, that Landlord's failure to inspect the Fifth Amendment Premises Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Fifth Amendment Premises Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Fifth Amendment Premises Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Fifth Amendment Premises Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Fifth Amendment Premises Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, upon three (3) business days prior written notice to take such action as Landlord reasonably deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Fifth Amendment Premises Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's reasonable satisfaction.
4.2.5 Meetings. Within ninety (90) days following the execution of this Fifth Amendment, or as soon as practical thereafter, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Fifth Amendment Premises Improvements, which meetings shall be held at a location reasonably acceptable to Landlord,

Landlord's initials /s/ K.W.	Tenant's initials _______________
EXHIBIT B	CHINA BASIN Fifth Amendment Lyft, Inc.

and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. Following commencement of construction of the Fifth Amendment Premises Improvements, one such meeting each month shall include the review of Contractor's current request for payment.
4.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) business days after completion of construction of the Fifth Amendment Premises Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease (as amended), and (C) to deliver to Landlord two (2) electronic CAD's and two (2) full-size sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Fifth Amendment Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Fifth Amendment Premises. Within fifteen (15) days after request by Tenant following the substantial completion of the Fifth Amendment Premises Improvements, Landlord will acknowledge its approval of the Fifth Amendment Premises Improvements (provided that such approval has been granted) by placing its signature on a Contractor’s Certificate of Substantial Completion fully executed by the Architect, Contractor and Tenant. Landlord’s approval shall not create any contingent liabilities or impose any responsibility for Landlord with respect to any latent quality, completeness, design sufficiency, means and methods of construction, Code compliance or other like matters that may arise subsequent to Landlord’s approval.
SECTION 5
MISCELLANEOUS
5.1 Tenant's Representative. Tenant has designated Matt Mohamed as its sole representative with respect to the matters set forth in this Fifth Amendment Premises Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Fifth Amendment Premises Work Letter.
5.2 Landlord's Representative. Landlord has designated Ms. Jane Echlin as its sole representative with respect to the matters set forth in this Fifth Amendment Premises Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Fifth Amendment Premises Work Letter.
5.3 Time of the Essence in This Fifth Amendment Premises Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.
5.4 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease or this Fifth Amendment Premises Work Letter, if any monetary or material non-monetary Default by Tenant under the Lease or default under this Fifth Amendment Premises Work Letter occurs at any time on or before the substantial completion of the Fifth Amendment Premises Improvements and such default remains uncured five (5) days following Landlord's notice of such default to Tenant, then in addition to all other rights and remedies granted to

Landlord's initials /s/ K.W.	Tenant's initials _______________
EXHIBIT B	CHINA BASIN Fifth Amendment Lyft, Inc.

Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Fifth Amendment Premises Improvement Allowance and/or Landlord may, without any liability whatsoever, cause the cessation of construction of the Fifth Amendment Premises Improvements (in which case, Tenant shall be responsible for any delay in the substantial completion of the Fifth Amendment Premises Improvements and any costs occasioned thereby).

Landlord's initials /s/ K.W.	Tenant's initials _______________
EXHIBIT B	CHINA BASIN Fifth Amendment Lyft, Inc.

EXHIBIT C
CHINA BASIN
ARCHITECT’S CERTIFICATE REGARDING RE-MEASUREMENT

3000
3400
3512
3515
S3801
3700
3800

| SUITE | OCCUPANT | USF | RSF | CLSF | LED |
|---|---|---|---|---|---|
| S3801 | Lyft | 49.06 | 61.33 | --- | 09/30/27 |
| 3000 | Lyft | 21,640.79 | 27,051.06 | 25,783.00 | 08/31/25 |
| 3400 | Dropbox | 20,440.69 | 25,550.94 | 24,607.00 | 02/28/23 |
| 3512 | Lyft | 1,747.98 | 2,184.99 | 1,453.00 | M/M |

| SUITE | OCCUPANT | USF | RSF | CLSF | LED |
|---|---|---|---|---|---|
| 3515 | Lyft | 5,540.30 | 6,925.40 | --- | TBD |
| 3700 | Lyft | 4,396.68 | 5,495.86 | 5,399.00 | 08/31/25 |
| 3800 | Lyft | 17,745.50 | 22,181.94 | 20,625.00 | 09/30/27 |

11.11.19

Floor

# 3W

## China Basin

185 Berry Street
San Francisco, CA 94107

Report ID 11

## Final Composite Drawing

USF - Total Usable Area
RSF - Target Rentable Area
CLSF - Current Leased Area
LED - Lease Expiration Date

Stevenson Systems

© Stevenson Systems Inc | 2019 | 185BS-R11

EXHIBIT C	CHINA BASIN Fifth Amendment Lyft, Inc.
1